                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Amendment No. 3
                                       to


                                      SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Bream Ventures, Inc.
                 (Name of small business issuer in its charter)

        Nevada                        1081                     98-0344538
(State or jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
   of incorporation         Classification Number)        Identification Number)
   or organization)

                                5277 Marine Drive
                          West Vancouver, B.C. V7W 2P5
                              Phone: (604) 209-4213

(Address and telephone number of principal executive offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619) 232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS     AMOUNT TO BE          PROPOSED             PROPOSED        AMOUNT OF
CLASS OF                REGISTERED            MAXIMUM OFFERING     MAXIMUM         REGISTRATION FEE
SECURITIES TO BE                              PRICE PER            AGGREGATE
REGISTERED                                                         OFFERING PRICE
----------------------------------------------------------------------------------------------------
Common                 1,800,000             $0.05                  $90,000        $22.50
----------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

New Prospectus Cover Page

                              BREAM VENTURES, INC.

                             Up to 1,800,000 Shares

                                  COMMON STOCK

                         OFFERING PRICE $0.05 PER SHARE

This is our initial public offering so there is currently no public market for our shares. SEE RISK FACTORS COMMENCING ON PAGE 1 FOR A FULL DISCUSSION OF THE RISKS INVOLVED IN THIS OFFERING. We are registering a total of 1,800,000 shares of our common stock at a price of $0.05 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop. The offering will remain open for 90 days, unless we decide to cease selling efforts prior to this date. The offering period may also be extended for a period of 60 days.

We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Price to Public       Commissions &            Proceeds to
                   Payable In Cash       Discounts Prior to       Company
                   On Subscription       Legal and                Prior to Legal
                                         Accounting Fees          and
                                                                  Accounting
                                                                  Fees
Per Share          $0.05                 $.00                     $.05
Total              $90,000               $.00                     $90,000

We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The minimum purchase is 50,000 shares at $.05 per share or $2,500.00.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                              BREAM VENTURES, INC.

The date of this prospectus is ____________, 2002

                                   -----------
                                TABLE OF CONTENTS
                                   -----------

                                                                          Page
Prospectus Summary..........................................................1

Risk Factors................................................................1

Use Of Proceeds.............................................................3

Determination Of Offering Price.............................................3

Dilution....................................................................4

Plan Of Distribution........................................................5

Special Note Regarding Forward Looking Statements...........................6

Legal Proceedings...........................................................6

Directors, Executive Officers, Promoters And Control Persons................6

Security Ownership Of Certain Beneficial Owners And Management..............8

Description Of Securities...................................................8

Shares Eligible For Future Sale............................................10

Certain Transactions.......................................................12

Business...................................................................13

Management Discussion And Analysis Or Plan Of Operation....................18

Legal Matters..............................................................20

Experts....................................................................20

Available Information......................................................20

Financial Statements.......................................................F1

         Until ___________________________, 2001 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         BREAM VENTURES, INC. was incorporated under the laws of the State of Nevada on March 9, 2001. We have not commenced active business operations.

         We are an pre-exploration stage company. We have acquired a mining lease on a total of 8 unpatented lode mineral claims located in Mineral County, Nevada. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including silver, gold and other valuable minerals, on our property. There can be no assurance that commercially viable mineral deposits exist on any of our claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

         Our administrative office is located at 5277 Marine Drive, West Vancouver, British Columbia, Canada V7W 2P5, telephone (604) 209-4213. Our Nevada office is located at 50 West Liberty Street, Suite 880, Las Vegas, Nevada, 89501. Our fiscal year end is March 31.

                                  The Offering

Securities Offered................  up to 1,800,000 shares of common stock.

Offering Price....................  $0.05 per share. Gross proceeds to the
                                    Company will range from $0.00 to $90,000
                                    if all 1,800,000 shares offered are sold.

Terms Of The Offering.............  There is no minimum offering. Accordingly, as shares are sold, we will use the money
                                    raised for our activities. The offering will
                                    remain open for 90 days, or an additional
                                    60 days at the sole discretion of our
                                    management, unless the total proceeds are
                                    earlier received or we determine, in our
                                    sole discretion to cease selling efforts.

Net Proceeds Our Company..........  $0.00 if no shares are sold up to a maximum of $71,978

Use Of Proceeds...................  We will use the proceeds, if any, to pay for offering expenses, research and exploration.
                                    See, Use of Proceeds, page 3.


                                  RISK FACTORS

            WE ARE COMPLETELY DEPENDENT ON ONE EMPLOYEE WITH WHOM WE HAVE NO CONTRACT. Presently Bream is completely dependent on the services of Anthony England, our sole, employee, to conduct business operations. Mr. England has no contract with us and could resign. In addition, we have no key-person insurance on Mr. England. If some thing were to happen that rendered Mr. England unable or unwilling to work for us the business could be permanently disrupted and you investment would be a total loss. In addition, Mr. England has no technical training in mineral exploration and no experience with exploring for, starting and operating a mine. All of this could detrimentally impact the ability of Bream to implement its business plan.

            THERE MAY BE NO MINERALS ON OUR PROPERTY. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.

            WE MAY NOT BE ABLE TO STAKE ADDITIONAL CLAIMS AS CALLED FOR IN OUR BUSINESS PLAN. Part of our business plan calls for staking additional claims adjacent to the claims we have leased. If these claims are staked by a third party prior to the time that we undertake staking these additional claims, we may not be able to take full advantage of mineralization that may be found on our property which extends on to adjacent property unless we can negotiate a lease with whomever has staked the adjacent property.

            OUR COMPANY IS ONLY RECENTLY ORGANIZED WITH NO OPERATING HISTORY WHICH MAKES AN EVALUATION OF US DIFFICULT. Our company was recently organized on March 9, 2001 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of March 31, 2002 we had incurred losses of $45,197 and we expect losses to continue. To date, we have not generated any revenues. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

         BECAUSE OF OUR LACK OF FUNDS AND PAST LOSSES, OUR INDEPENDENT ACCOUNTANTS' AUDIT REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO REMAIN IN BUSINESS. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining financing for our planned operations from this offering. If we are unable to raise sufficient capital from this offering to fund our operations you may lose your entire investment.

         WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUES AND PROFITS MAY MAKE OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds, if any, to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

         WE MUST LIMIT OUR EXPLORATION BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL. There are other larger exploration companies that could and probably would spend more time and money exploring our property. In addition, our exploration activities will be limited by the amount of funds we are able to raise in this offering which increases the likelihood that our efforts will not be successful.

          INVESTORS WILL BE UNABLE TO SELL THEIR SHARES IF A TRADING MARKET DOES NOT DEVELOP. Because there is currently no public trading market for our common stock, you may not be able to resell your shares unless we qualify to trade or quote our securities in a central place, like a stock exchange or electronic trading system. There is no assurance that we will be able to do this. If you do want to resell your shares, you may have to locate a buyer and negotiate your own sale. In addition, if a trading market does develop that is illiquid or not active, the price of our shares may be less than the price in this offering.

         MANAGEMENT WILL NOT SPEND FULL TIME ON THE BUSINESS OF BREAM. Our sole employee, shareholder, officer and director is Anthony England. He will not be employed full time, as he is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to carrying out the operations of Bream.

         ALL PROCEEDS FROM THE OFFERING ARE SUBJECT TO BEING USED IMMEDIATELY BECAUSE WILL THERE WILL BE NO ESCROW. There is no minimum number of shares that must be sold and there is no provision to escrow proceeds for return to subscribers if a minimum amount of proceeds are not raised. This constitutes a particular risk in that without the sale of substantially all of the shares offered, Bream may not be able to operate, and the investments made by initial purchasers in this offering are therefore subject to a complete loss.

         IT MAY BE DIFFICULT TO SELL YOUR SHARES BECAUSE WE MAY HAVE NO MORE THAN 39 SHAREHOLDERS AND WE WILL BE SUBJECT TO THE PENNY STOCK RULES. If we sell all of the shares in this offering with minimum subscriptions of 50,000 shares, we will have nor more than 39 shareholders. In addition, our shares will be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. The penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 1,800,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $18,022 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

------------------------------------ -------------------- -------------------- --------------------- --------------------
PERCENT OF TOTAL SHARES OFFERED                      25%                  50%                   75%                 100%
                                                     ($)                  ($)                   ($)                  ($)
------------------------------------ -------------------- -------------------- --------------------- --------------------
                                           -------------         ------------          ------------         ------------
------------------------------------ -------------------- -------------------- --------------------- --------------------
Shares sold                                      450,000              900,000             1,350,000            1,800,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
Gross proceeds from offering                     $22,500              $45,000               $67,500              $90,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
Less: Offering Expenses                          $18,022              $18,022               $18,022              $18,022
------------------------------------ -------------------- -------------------- --------------------- --------------------
Net Offering Proceeds                             $4,478              $26,978               $49,478              $71,978
------------------------------------ -------------------- -------------------- --------------------- --------------------
Use of Net Proceeds*
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Claim staking                                 $4,478               $5,000                $5,000               $5,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Filing fees                                    $0.00               $7,000                $7,000               $7,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Compilation                                    $0.00               $2,000                $2,000               $2,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Soil and rock sampling                         $0.00               $1,000                $1,000               $1,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Permitting and geologist                       $0.00               $7,000                $7,000               $7,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Drilling and assaying                          $0.00                $0.00               $25,000              $34,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Reclamation                                    $0.00                $0.00                 $0.00               $4,000
------------------------------------ -------------------- -------------------- --------------------- --------------------
    Working Capital*                               $0.00               $4,978                $2,478              $11,978
------------------------------------ -------------------- -------------------- --------------------- --------------------
                                                --------             --------             ---------            ----------
------------------------------------ -------------------- -------------------- --------------------- --------------------
Total Use of Proceeds                             $4,478              $26,978               $56,975              $71,978
------------------------------------ -------------------- -------------------- --------------------- --------------------
                                                ========             ========             =========            =========
------------------------------------ -------------------- -------------------- --------------------- --------------------

* The use of net proceeds describes the expenses that will be incurred in association with Phase I of our business plan. Phase II of the business plan will not be implemented until the success of Phase I is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase I until further financing is obtained for Phase II assuming further exploration work is warranted.

         We will not be able to conduct any exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 50% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless at least 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay our offering expenses we will incur further losses. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 1,800,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses based on our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $22,500 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION


         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net book value prior to the offering, based on our December 31, 2001 audited financial statements, was ($15,530) or approximately ($0.006) per common share. Prior to selling any shares in this offering, we had 2,500,000 shares of common stock outstanding, which were purchased by the founding shareholders for $25,000. We are now offering up to 1,800,000 shares at $0.05 per share. If all shares offered herein are sold, we will have 4,300,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be $56,448 or approximately $0.013 per share. This would result in dilution to investors in this offering of $0.037 per share, or approximately 74% from the public offering price of $0.05 per share. Net tangible book value per share would increase $0.044 per share for our current shareholders.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

-------------------------------------- ----------------- ----------------- ----------------- ----------------
                                       25%               50%               75%               100%
                                       450,000           900,000           1,350,000         1,800,000
                                       shares sold       shares sold       shares sold       shares sold
                                       ---------------   --------------    --------------    --------------
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Public offering price/share                 $0.05             $0.05             $0.05            $0.05
-------------------------------------- ----------------- ----------------- ----------------- ----------------
NTBV/share prior to offering             ($0.006)          ($0.006)          ($0.006)         ($0.006)
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Net proceeds to Bream*                     $4,478           $26,978           $49,478          $71,978
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Total shares outstanding                2,950,000         3,400,000         3,850,000        4,300,000
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Increase attributable to new               $0.002            $0.009            $0.015           $0.019
shareholders
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Percentage of dilution experienced           108%               94%               82%              74%
by new shareholders
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Post offering pro forma NTBV/share       ($0.004)            $0.003            $0.009           $0.013
-------------------------------------- ----------------- ----------------- ----------------- ----------------

Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

---------------------------------- --------------------------------------------- -----------------------------------------------
                                                 SHARES PURCHASED                             TOTAL CONSIDERATION
                                       -----------------------------------           --------------------------------------
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
                                        NUMBER             PERCENT            AMOUNT            PERCENT         AVERAGE PRICE
                                    --------------      -------------     -------------      -------------        PER SHARE
                                                                                                               --------------
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
Existing shareholder                       1,250,000                29%           $12,500                11%              $0.01
Anthony England
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
Existing shareholder                         625,000              14.5%            $6,250               5.4%              $0.01
Brent Forgeron
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
Existing shareholder                         625,000              14.5%            $6,250               5.4%              $0.01
Shane Barber
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
New investors*                             1,800,000                42%           $90,000                78%              $0.05
                                    ----------------   ----------------  ----------------   ----------------   ----------------
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------
Total                                      4,300,000               100%          $115,000               100%             $0.026
                                    ================   ================  ================   ================   ================
---------------------------------- ------------------ ------------------ ----------------- ------------------ ------------------

------------

* It is possible we may not sell any of the shares, in which case the proceeds to Bream will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 1,800,000 shares of our common stock at a price of $0.05 per share to be sold by Mr. England, our principal executive officer and director. This will be the only method of distribution. Bream does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The offering will not be sold to officers, directors or affiliates of Bream. The minimum purchase is 50,000 shares at $.05 per share or $2,500.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. In addition, we will initially have no more than 39 shareholders assuming the entire offering is sold. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our president, Mr. England, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. England is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We have a duty to update any of the forward-looking statements after the date of this prospectus if there is a change of a material nature in the information provided.

         None of these forward-looking statements refer to exploration, development, production or other anticipated mining activity.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.


NAME OF DIRECTOR        AGE           TERM SERVED         POSITIONS WITH COMPANY
------------------      ----        ---------------       ----------------------
Anthony England          46         Since inception       President, Secretary-
                                                          Treasurer & Director

         Mr. England will serve as management of our company. A brief description of his background and business experience is as follows:

        Mr. England has been the President, Secretary-Treasurer and Director since our company's inception on March 9, 2001. He is also currently employed by Frontline Enterprises, Inc., a construction company that specializes in demolition, where he has been a manager and a part owner since July 30, 2001. Mr. England was employed as the president of Georgia West Management, an investor relations firm, from October 1999 through March 2001. Prior to that he was employed as the investor relations officer of Fleming Financial Corporation, an investor relations firm for small public companies, from February 1995 through October 1999. Between December 1994 and February 1995 he was employed as the investor relations officer of Urban Resource, Inc. Mr. England is expected to hold his position with our company until the next annual meeting of shareholders and devote approximately 15 to 20 hours per week to the Bream.

Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation. However, we expect to adopt a plan of reasonable compensation if we become operational and profitable.


         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 2001, by Mr. England, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards



NAME AND PRINCIPAL        COMPENSATION-2001          ($)NUMBER OF SHARES
POSITION                 SALARY      ($)BONUS       UNDERLYING OPTIONS (#)
------------------       ------      --------       ----------------------
Anthony England           None         None          None
President

         We do not presently have a stock option plan but intend to develop an incentive based stock option plan in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

                                TITLE              AMOUNT AND NATURE OF        PERCENT        % AFTER
NAME AND ADDRESS               OF CLASS            BENEFICIAL OWNERSHIP        OF CLASS       OFFERING
----------------               --------            --------------------        --------       --------
Anthony England                   Common              1,250,000 shares              50%        29.06%
5277 Marine Drive,
West Vancouver, B.C.

Brent Forgeron                    Common                625,000 shares              25%        14.53%
424 Eastcot Road,
West Vancouver, B.C.

Shane Barber                      Common                625,000 shares              25%        14.53%
536 Ballantree Place,
West Vancouver, B.C.

All officers &                    Common              1,125,000 shares              50%        29.06%
directors as
a group (1 person)


         Prior to the sale of any shares in this offering, Mr. England, Mr. Forgeron and Mr. Barber were the only shareholders of Bream.

                            DESCRIPTION OF SECURITIES

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         Bream is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Shareholder meetings are called by sending a notice to shareholders at least 20 days in advance. A quorum is constituted by a majority of the oustanding shares. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Bream has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Bream is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 4,300,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 1,800,000 shares to be sold in this offering will be freely tradable without restriction to the extent permitted by the Securities Act of 1933.

         The remaining 2,500,000 of common stock held by the existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 1,250,000 will become eligible for sale on March 16, 2002 subject to the limitations of Rule 144, and 1,250,000 will become eligible for sale under Rule 144 on April 18, 2002. These limitations are set forth in Rule 144(e). This rule provides that if securities are sold for the account of a person controlling the company, the amount of securities that may be sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed one percent of the shares outstanding or the average weekly reported volume of trading in such securities during the four calendar weeks prior to the sale. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one- and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

         There is presently no agreement by any holder, including our "affiliates," of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contains provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and, accordingly, may discourage attempts to acquire us.

         As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          CERTAIN TRANSACTIONS

         In connection with the organization of Bream, Anthony England, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid $12,500.00 cash to purchase 1,250,000 shares of common stock on March 16, 2001. Brent Forgeron paid $6,250.00 cash to purchase 625,000 shares of common stock on April 18, 2001. Shane Barber paid $6,250.00 cash to purchase 625,000 shares of common stock on April 18, 2001.

         Bream presently has no office facilities but for the time being will use as its business address the office of Mr. England on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officer, and there is no assurance that the services to be provided and facilities to be provided by Mr. England, will be available for any specific length of time in the future. Mr. England anticipates initially devoting up to approximately 15 to 20 hours per week of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. England is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.

                                    BUSINESS

History And Organization

         Bream Ventures, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on March 9, 2001. We have not commenced business operations and we are considered a pre-exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholders of our company contributed an aggregate of $25,000 cash in exchange for 2,500,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business

         On April 9, 2001, we acquired a 15 year mining lease from Desert Pacific Exploration, Inc., the owner of eight unpatented lode mineral claims, sometimes referred to as the Panorama Project, located in western Nevada approximately 150 miles south of Reno, Nevada and 48 miles north of Bishop, California. An unpatented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage and there is no assurance that a commercially viable precious mineral deposit exists in our property until appropriate geological exploration is done and a final comprehensive evaluation concludes that there is economic and legal feasibility to conduct mining operations. Without a final economic feasibility study we cannot determine economic feasibility. Even assuming this entire offering is sold, we will not have sufficient funds to pay for a final economic feasibility study. Consequently, our current exploration plans can only determine if we will be justified to continue exploration.

         The exploration program proposed by Bream is designed to determine whether mining operations would be advisable. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. Some of the factors that would be used to determine whether to proceed with mining operations would be the data generated by the proposed exploration program. This data will be evaluated to confirm that a mineral deposit is sufficiently defined on three or more sides. Another factor would be investigation into whether a buyer or a market exists for the minerals and the prevailing market price for the minerals.

         Under the terms of the lease, Bream may extend the initial term of 15 years for one additional period of 15 years provided that all conditions of the lease have previously been met. Bream has the exclusive possession of the property for mining purposes during the term of the lease.


         The owner of the property on which the claims are located is Desert Pacific Exploration, Inc. Under the terms of the lease as amended on April 9, 2002, Bream must pay an advance annual royalty as follows, of which payments of $5,000 was made on April 9, 2001 and $1,500 on April 9, 2002:

                 Anniversary Date                  Amount

                 October 9, 2002                   $ 6,000.00
                 April 9, 2003                     $10,000.00
                 April 9, 2004                     $10,000.00
                 April 9, 2005                     $10,000.00
                 April 9, 2006 & thereafter        $50,000.00


         If Bream fails to meet the above advance royalty payments, the lease may be terminated if the landlord gives written notice of such default. After receipt of default, Bream has 15 days to cure the default. In addition, the lease may be terminated if Bream fails to make federal, state, and county maintenance payments or filing fees at least 15 days prior to due date. In that event, the landlord must notify Bream of a possible default. After 10 days, if the default is not cured the landlord may initiate payment on the claims. Bream will be able to cure this default by reimbursing all federal, state and county payments made by the landlord plus a 20% penalty within 30 days.

         Under applicable federal, state, and county laws and regulations, annual mining claim maintenance or rental fees are required to be paid by Bream for the unpatented mining claims which constitute all or part of the leased property, beginning with the annual assessment work period of September 1, 2002 to September 1, 2003. Bream must timely and properly pay the federal, state, and county annual mining claim maintenance or rental fees, and must execute and record or file, as applicable, proof of payment of the federal, state, and county annual mining claim maintenance or rental fees and the landlord's intention to hold the unpatented mining claims. Annual maintenance fees are due on the claims by August 31. Federal fees are $100 per claim per year payable to the Department of the Interior, Bureau of Land management. State fees are $5.50 per year per claim payable to the county recorder. If Bream does not terminate the agreement before June 1 of any subsequent lease year, Bream will be obligated either to pay the federal, state, and local annual mining claim maintenance or rental fees for the property due that year or to reimburse the landlord.

         Bream also has the right to buy out the landlord's interest in exchange for a payment of $3,000,000 from which royalty payments made up to the time of the buyout may be deducted. If a buyout occurs, Bream must also pay the landlord a perpetual 0.75% royalty on all minerals recovered from the property.

         The lease may be terminated at any time by Bream provided that we give written notice 30 days prior to relinquishing the leased property. In the event bream desires to terminate the agreement after June 1 of any year, we are responsible for all federal, state, and county maintenance and filing fees for the next assessment year regarding the leased property. In addition, we must deliver to the landlord in reproducible form all data generated or obtained for the leased property, whether factual or interpretive. Finally, we must quitclaim to the landlord all claims located or acquired by us.

         Our business activities to date have been restricted to obtaining a report from our mining engineer, Edward P. Jucevic and preparing this offering. Mr. Jucevic's report details the geological and mining history of the claims leased by Bream, including the land status, climate, geology and mineralization. Mr. Jucevic believes that based upon previous mining activity in the area, sufficient evidence exists to warrant further exploration on the leased property which could then lead to actual mining operations.

         The property leased by Bream covers lands credited with sporadic, but high grade gold, silver, and minor mercury production dating to the early 1900's. The claims cover three discrete gold-bearing areas, none of which has been thoroughly evaluated. Four neighboring unevaluated targets within the leased claims are recommended for acquisition by staking. Mr. Jucevic believes that precious metal mineralization is hosted in several areas within the claims. There is a reasonable potential that additional exploration and drilling will outline important mineral reserves. A two phase exploration and drilling program has been proposed. Phase 1, including a recommendation to stake four neighboring targets, with estimated costs of $60,000, followed by a Phase 2 with estimated costs of $60,000. The purpose of this offering is to finance the implementation of Phase I.

Location and Access

     The project is located in western Nevada, Mineral County, approximately 150 miles south of Reno and 48 miles north of Bishop, California. Access to the property from Bishop, California, is via highway US 6, north for a distance of 48.2 miles to the CCC Ranch Road. Turn north on a northerly trending gravel road for 0.3 miles to the property.

[Map]

Claim Status

         Bream has obtained a mining lease on eight valid unpatented lode mining claims on file with the United States Bureau of Land Management (BLM) records in Reno, Nevada in the name of Desert Pacific Exploration, Inc. The claims are filed with the BLM as follows:

Claim Name        NMC Number      Mineral County Book and Page
Hound Dog 2         763966              Book 169 Page 46
Hound Dog 9         763972              Book 169 Page 52
Ule 19              763991              Book 169 Page 71
Panorama 5          763994              Book 169 Page 74
Panorama 6          763995              Book 169 Page 75
Panorama 7          763996              Book 169 Page 76
Vol 32              763950              Book 169 Page 30
Little Ule 8        763960              Book 169 Page 40

         The leased property is comprised of approximately 160 acres. The owner of record is Desert Pacific Exploration, Inc. of which Herb Duerr is the sole shareholder. Rental fees assessed by the BLM and intent to hold fees assessed by the State of Nevada and Mineral County have been paid through August 31, 2002. The surrounding land is owned by the United States Forest Service and is open for staking. Mr. Jucevic recommends that we may need to stake at least 35 additional claims to cover the strike and provide an adequate buffer on either side of the mineralized zone.

          At present, there are no plans to locate these additional 35 claims. We will not locate additional claims unless it should become necessary in order to protect the claims we have already leased. Should the additional 35 claims be staked at some future date, the estimated cost of the work plus filing fees would be approximately $8,400, broken down as follows: staking fees $90 per claim, federal filing fees $135 per claim, state filing fees $14 per claim plus a map fee of $15. The risk in not pursuing additional claims now is that a third party may stake this peripheral ground. If at some future time it was decided to expand the size of the currently leased claim, an agreement would have to be negotiated with that third party in which we might be required to pay a rental or royalty fee for minerals recovered on these additional claims.

Climate And Local Resources

         The claims leased by Bream are located at elevations ranging from 5900 to 7950 feet in gently rolling hills covered with sagebrush and Pinion pines. The climate is temperate with moderate snow cover from December to March. No perennial streams exist on the property. However, groundwater is plentiful. Power lines are located about three miles east of the property. The closest population center is Bishop, located about 48 miles to the south.

History Of The Claims

         Mr. Jucevic has examined the available literature on the claims from which he has developed the following history. The earliest known mining activity on the claims was conducted in 1863 when gold, silver and lead were discovered. Production of precious metals occurred on the claims from 1910 to 1913. Production was achieved again from 1931 to 1933 in some of the claims and processing occurred on the property. Exploration for mercury occurred in the late 1940's when a few flasks of mercury were sold from the claims. Tungsten exploration was carried out on the claims in the late 1950's with little encouragement.

         Recent exploration efforts on the claims started in 1979. At least seven separate targets in diverse settings were defined by this work. Between 1979 and 1984 at least 32 shallow air track holes were drilled, defining an area of altered volcanic rock on one side of the property. Large geochemical sampling programs defined at least seven separate mineralized environments on the claims.

         The property was mapped, sampled and drilled between 1997 and 1998. Two additional areas with significant gold values were identified. The drilling tested five target areas, with encouraging results from three. Testing of the one claim area was unsatisfactory because the drill could not gain access to test the structure. Drilling on another claim intersected gold starting at the surface. Drilling on another claim confirmed previous evidence of precious minerals.

Our Proposed Exploration Program

         We must conduct exploration to determine what amount of minerals, if any, exist on our properties. The goal of our exploration program is to determine if selected exploration targets warrant follow-up work through compilation leading to either a geophysical survey and/or soil sampling survey. If these techniques produce favorable indications, then exploration drilling will be conducted, the scope of which is dependent upon the available budget.

         We do not claim to have any minerals or reserves whatsoever at this time on any of our claims. We intend to implement an exploration program and to proceed in the following two phases:

         Phase I will involve staking of open ground surrounding Hound Dog Hill, VOL and Panorama claim target areas. We will then initiate drilling for soil sample areas of potential interest. We will then drill 8 angle holes 300 feet long across mineralized fault zones. Samples will be assayed for gold, silver, arsenic, mercury, bismuth, and copper on 5 foot intervals. The cost of Phase I will is estimated to be $60,000 and will take approximately two months to complete.

         Upon completion of Phase I, we will determine the cost effectiveness of proceeding to Phase II. In making this determination, we will undertake to have our data from Phase I independently verified for accuracy by an independent registered engineer to confirm the existence of mineral deposits. In addition, we will make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

         Phase I would be considered successful if assay results provide sufficient justification to develop drill targets. These drill targets could be areas of elevated gold and/or silver values. Success in the planned Phase
I shallow drilling program would be demonstrated by the intersection of anomalous precious metal assays from the targeted areas along the known precious metal structures in the claims. Silver assays of 100 parts per million or greater and/or gold assays of 1.0 parts per million or greater over a five foot drill hole interval would be considered elevated. These same assay values from surface rock chip samples would be considered elevated.

         Phase II will consist of drilling of 9 angle holes averaging 300 feet across to determine the extent, depth and dip of ore discovered in Phase
I. It is anticipated that Phase II will cost $60,000 and will also take approximately two months to complete. Phase Two would be considered successful if the planned drilling intersected economic precious metal values with a minimum equivalent value of 0.10 ounces per ton gold over a ten foot interval in at least one of the drill holes in the program.

Competitive Factors

     The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in

North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations

         We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

          Before any type of mineral exploration or land disturbance occurs on the leased claims or on existing roads leading to the leased claims, we must submit to the overseeing federal agency a "Notice of Intent" describing the nature of the proposed work, the duration of the work, the estimated amount of land disturbance, the type of equipment to be used and a reclamation plan. Then a field examination will be conducted by federal agency personnel, including examination by wildlife, water, archaeological specialists. Once the federal agency is satisfied that all disturbances will be minimal and any other concerns are mitigated, a reclamation bond must be filed before receiving approval to conduct the work program.

         The initial drill program outlined in Phase I will be conducted on Bureau of Land Management lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1000.00.

         The estimate for Phase II reclamation and bonding is based on the assumption that we have completed the Phase I reclamation and that the $5000.00 Phase I bond is still in place. Based upon this assumption, it is estimated that an additional bond of $5,000.00 would be required for Phase II for a total bonding requirement of $10,000.00.

         We would be subjected to the B.L.M. rules and regulations governing mining on federal lands including a draft environmental impact statement or EIS, public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources, geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

         We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Bream anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Bream will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. England.

Employees and Employment Agreements

         At present, we have no employees, other than Mr. England, our president and sole director who has received no compensation for his services. Mr. England does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our business operations.

         Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

         To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

         We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

         There is no historical financial information about our company upon which to base an evaluation of our performance. We are a pre-exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

         To become profitable and competitive, we conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

         We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on March 9, 2001

      We just recently acquired our first interest in lode mineral claims. At this time we have not yet commenced the research and/or exploration or mining operations on that property. We have paid $5,000 for a mining lease. As of March 31, 2002 we have experienced operating losses of $45,197 for filing fees, legal and accounting fees, resource property costs, management fees and transfer agent fees. By a lease agreement dated April 9, 2001 and subsequently amended on April 9, 2002, we acquired our interest in lode mineral claims. We paid an advance minimum royalty of $5,000 upon execution of the lease on April 9, 2001 and $1,500 on April 9, 2002. Our next lease payment due is $6,000 on October 9, 2002. We currently do not have sufficient funds to make our next lease payment. If we are unable to make our next lease payment, we will have to renegotiate the lease.

Plan of Operations

         Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on March 9, 2001 to March 31, 2001 was $12,500 as a result of proceeds received from our president and sole director. On April 18, 2001 we received additional cash financing of $12,500 as a result of proceeds received from Shane Barber and Brent Forgeron. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.

         Bream's plan of operations for the next twelve months is to undertake Phase I of the drilling and exploration program. We can commence Phase I assuming at least 50% of the offering is sold. However, the total cost of Phase I is estimated to be $60,000.00 and therefore can not be completed unless approximately 90% the offering is sold. We have no plan to engage in any alternative business if Bream ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.

         Phase I will involve staking of open ground at a cost of $5,000. Filing fees are anticipated to be $7,000. We will then initiate drilling for soil sample areas of potential interest including 8 angle holes 300 feet long across the suspected areas that indicate the presence of ore. Drilling and assaying costs are expected to be approximately $34,000. Samples will be assayed for gold, silver, arsenic, mercury, bismuth, and copper on 5 foot intervals. The cost of permitting and geological analysis is estimated to be $7,000. In addition, we anticipate incurring costs of $1,000 for soil and rock sampling and $2,000 for data compilation fees. The total cost of Phase I will is estimated to be $60,000 and will take approximately two months to complete.

         Upon completion of Phase I, we will determine the cost effectiveness of proceeding to Phase II. We will undertake to have our data from Phase I independently verified for accuracy by an independent registered engineer to confirm the existence of mineral deposits. In addition, we will make investigations into whether a buyer or a market exists for our mineral products and analyze whether the minerals can be extracted by us for a profit.

         If all the shares in this offering are sold, it will only be adequate to finance Phase I. Assuming we decide to proceed with Phase II, we will be required to obtain additional financing. Phase II will consist of more extensive drilling of 9 angle holes averaging 300 feet across to determine the extent, depth and dip of ore discovered in Phase I. We anticipate incurring costs of $39,000 for drilling and assaying in addition to $6,000 for drill site construction in Phase II. We will also incur costs of $10,000 for a geologist $5,000 for permitting and reclamation. It is anticipated that the total cost of Phase II will be $60,000. Phase II will take approximately two months to complete.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. England has paid $12,500 in cash in exchange for 1,250,000 shares of common stock and the remaining two shareholders have each paid $6,250 for 625,000 shares of common stock each. This money has been utilized for organizational and start-up costs and as operating capital. As of September 30, 2001 we had sustained operating losses of $39,256.

         We will be required to sell at least 50% of this offering before commencing Phase I of our planned exploration program. In addition, unless more than 90% of the offering is sold, we will not be able to complete Phase
I. Assuming sufficient funds are raised in this offering to complete Phase I, we will be able evaluate within the next 12 months whether to proceed with Phase II. Should we decide to proceed with Phase II, we will be required to raise an additional $60,000.00.

         According to the terms or our mining lease, as amended, we are obligated by April 9, 2003 to pay a minimum royalty of $10,000. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet this obligation. Accordingly, the proceeds from this offering if, any, will only be sufficient to sustain our operations for a period of six months while we proceed with Phase I.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Bream Ventures, Inc. for the period from inception on March 9, 2001 through March 31, 2001 included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Bream Ventures and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Bream Ventures, Inc. 207-1425 Marine Drive, West Vancouver, B.C., V7T 1B9.

                              BREAM VENTURES, INC.
                         [A Pre-Exploration Stage Company]


                              FINANCIAL STATEMENTS


                                    CONTENTS


                                                                       Page
Independent Auditors' Report                                            F-1

Balance Sheet                                                           F-2

Statement of Operations, for the period from inception                  F-3
on March 9, 2001 through December 31, 2001

Statement of Cash Flows, for the period from inception                  F-4
March 9, 2001 through December 31, 2001

Statement of Stockholders' Equity, from inception                       F-5
on March 9, 2001 through December 31, 2001

Notes to Financial Statements                                           F-6-9

Interim Financial Statements March 31, 2002                             F-10

Balance Sheet                                                           F-11

Statement of Operations, for the three months ended March 31, 2002 and for the period March 9, 2001 (Date of Incorporation) to March
31, 2001 for the period March 9, 2001 (Date of Incorporation) to
March 31, 2002                                                          F-12

Statement of Cash Flows, for the three months ended March 31, 2002 and for the period March 9, 2001 (Date of Incorporation) to March
31, 2001 for the period March 9, 2001 (Date of Incorporation) to
March 31, 2002                                                          F-13

Statement of Stockholders' Equity for the period March 9, 2001
(Date of Incorporation) to March 13, 2002                               F-14

Notes to Financial Statements, March 31, 2002                           F-15-16

                         [LETTERHEAD OF AMISANO HANSON]


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders,
Bream Ventures, Inc.

We have audited the accompanying balance sheet of Bream Ventures, Inc. (A Pre-exploration Stage Company) as of December 31, 2001 and the statements of operations, stockholders' equity and cash flows for the period March 9, 2001 (Date of Incorporation) to December 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Bream Ventures, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the period from March 9, 2001 (Date of Incorporation) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                             "AMISANO HANSON"
March 15, 2002, except Note 7 (ii), which is as of       Chartered Accountants
April 9, 2002

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2001
                            (STATED IN US DOLLARS)

                                       ASSETS
                                                                                  2001
                                                                                  ----
Current
   Cash                                                                              $392
   Accounts receivable                                                                110
                                                                                 --------
                                                                                 $    502
                                                                                 ========

                                     LIABILITIES
Current
   Accounts payable                                                              $ 16,032
                                                                                 --------

                            STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized
      2,500,000 shares outstanding                                                  2,500
Paid in capital                                                                    22,500
Deficit accumulated during the pre-exploration stage                              (40,530)
                                                                                 --------
                                                                                  (15,530)
                                                                                 --------
                                                                                 $    502
                                                                                 ========

Nature and Continuance of Operations - Note 1
Commitments - Note 3
Subsequent Events - Note 7

                              SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
  for the period March 9, 2001 (Date of Incorporation) to December 31, 2001
                            (STATED IN US DOLLARS)

                                                            March 9, 2001
                                                           (Date of Incor-
                                                            poration) to
                                                            December 31,
                                                                2001
                                                                ----
Expenses
   Bank charges                                             $      114
   Management fees                                               5,000
   Professional fees                                            25,212
   Mineral property costs                                        5,860
   Transfer agent fees                                           1,205
   Filing fees                                                   2,217
   Incorporation costs                                             870
   Office supplies                                                  52
                                                            ----------
Net loss for the period                                     $   40,530
                                                            ==========
Basic loss per share                                             $0.02
                                                            ==========
Weighted average number of shares outstanding                2,268,519
                                                            ==========

                         SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period March 9, 2001 (Date of Incorporation) to December 31, 2001
                            (STATED IN US DOLLARS)

                                                                          March 9, 2001
                                                                         (Date of Incor-
                                                                           poration) to
                                                                           December 31,
                                                                               2001
                                                                               ----
Cash Flows from Operating Activities
   Net loss for the period                                                    $ (40,530)

   Changes in non-cash working capital items related to
    operations
     Accounts receivable                                                           (110)
     Accounts payable                                                            16,032
                                                                              ---------
                                                                                (24,608)
                                                                              ---------
Cash Flows from Financing Activity
   Capital stock subscribed                                                      25,000
                                                                              ---------
Increase in cash during the period                                                  392

Cash, beginning of the period                                                         -
                                                                              ---------
Cash, end of the period                                                       $     392
                                                                              =========
Supplementary disclosure of cash flow information

 Cash paid for:

   Interest                                                                   $       -
                                                                              =========
   Income Taxes                                                               $       -
                                                                              =========

                            SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                      (A Pre-exploration Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) for the period March 9, 2001 (Date of Incorporation) to December 31, 2001
                            (STATED IN US DOLLARS)

                                                                                             Deficit
                                                                                           Accumulated
                                                Common Shares             Additional        During the
                                            ------------------------        Paid-in      Pre-exploration
                                            Number         Par Value        Capital           Stage             Total
                                            ------         ---------      ----------     ---------------        -----
Capital stock issued for cash
 - at $0.01                               2,500,000          $2,500        $22,500           $      -        $ 25,000

Net loss for the period                          -               -               -            (40,530)        (40,530)
                                          ---------          ------         -------          --------        --------
Balance, as at December 31, 2001          2,500,000          $2,500         $22,500          $(40,530)       $(15,530)
                                          =========          ======         =======          ========        ========

                            SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                      NOTES TO THE FINANCIAL STATEMENTS
   for the period March 9, 2001 (Date of Incorporation) to December 31, 2001
                            (STATED IN US DOLLARS)


Note 1   NATURE AND CONTINUANCE OF OPERATIONS

         The company is in the pre-exploration stage. The company has entered into a lease agreement to explore and mine a property located in the state of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

         These financial statements have been prepared on a going concern basis. The company has a working capital deficiency of $15,530 and has accumulated a deficit of $40,530 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

         The company was incorporated in Nevada on March 9, 2001 and its fiscal year end is December 31, 2001.

Note 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

         The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

         PRE-EXPLORATION STAGE COMPANY

         The Company complies with Financial Accounting Standard Board Statement No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

Bream Ventures, Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period March 9, 2001 (Date of incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 2


         MINERAL LEASE

         Costs of lease acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

         INCOME TAXES

         The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

         BASIC LOSS PER SHARE

         The company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

         FAIR VALUE OF FINANCIAL INSTRUMENT

         The carrying value of accounts receivable, accounts payable and bank indebtedness approximates fair value because of the short maturity of these instruments.

Note 3   MINERAL LEASE - Note 7

         By a lease agreement dated April 9, 2001 the company was granted the exclusive right to explore, develop and mine the Panorama Project mineral property located in Mineral County of the State of Nevada. The term of the lease is for 15 years renewable for another 15 years so long as conditions of the lease are met. Minimum royalty payments and performance commitments are as follows:

         Minimum Advance Royalty Payments:

         The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:

         -  $5,000 upon execution (paid);

         -  $10,000 on April 9, 2002;

         -  $10,000 on April 9, 2003

         -  $10,000 on April 9, 2004

         -  $50,000 on April 9, 2005 and every April 9 thereafter

Bream Ventures, Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period March 9, 2001 (Date of incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 3


         The Company can reduce the net smelter return royalty to 0.75% by payment of a buy-out price of $3,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

         Performance Commitment:

         In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

Note 4   DEFERRED TAX ASSETS

         The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         The following table summarizes the significant components of the company's deferred tax assets:

                                                                     Total
                                                                     -----
         Deferred Tax Assets
           Non-capital loss carryforward                            $ 6,080

         Less valuation allowance                                    (6,080)
                                                                    -------
                                                                    $     -
                                                                    =======

         The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Bream Ventures, Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period March 9, 2001 (Date of incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 4


Note 5   INCOME TAXES

         No provision for income taxes has been provided for in these financial statements due to the net loss. At December 31, 2001 the company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $40,530, the benefit of which has not been recorded in the financial statements.

Note 6   NEW ACCOUNTING STANDARD

         In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 7   SUBSEQUENT EVENTS

         (i) On January 29, 2002, the Company filed a prospectus with the Securities and Exchange Commission on Form SB-2 for the sale and issue of up to 1,800,000 common shares at $0.05 per share. This prospectus is subject to regulatory approval.

         (ii) On April 9, 2002, the Company entered into an extension agreement for the Panorama Mineral Property which the lease term was amended to a 20 year term with automatic extensions as long as the conditions of the lease are met and the minimum advance royalty was amended as follows:

            Minimum Advance Royalty Payments:

            -  $5,000 upon execution (paid);

            -  $1,500 on April 9, 2002 (paid subsequent to December 31, 2001);

            -  $6,000 on October 9, 2002;

            -  $10,000 on April 9, 2003;

            -  $20,000 on April 9, 2004;  and

            -  $50,000 on April 9, 2005 and every April 9 thereafter.

            All other terms of the lease remain the same.

                              BREAM VENTURES, INC.

                        (A Pre-exploration Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                                 March 31, 2002

                             (Stated in US Dollars)

                                   (UNAUDITED)

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                                 BALANCE SHEETS
                      March 31, 2002 and December 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                     ASSETS                      March 31,        December 31,
                                                                   2002               2001
                                                                   ----               ----
Current
   Cash                                                         $     2,081         $      392
   Accounts receivable                                                    -                110
                                                                 ----------          ---------
                                                                $     2,081         $      502
                                                                 ==========          =========

                                   LIABILITIES

Current

   Accounts payable                                             $    17,278         $   16,032
   Due to related party                                               5,000                  -
                                                                 ----------          ---------
                                                                     22,278             16,032
                                                                 ----------          ---------

                            STOCKHOLDERS' DEFICIENCY

Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized
      2,500,000 shares outstanding                                    2,500              2,500
Paid in capital                                                      22,500             22,500
Deficit accumulated during the pre-exploration stage             (   45,197)         (  40,530)
                                                                 ----------          ---------
                                                                 (   20,197)         (  15,530)
                                                                 ----------          ---------
                                                                $     2,081         $      502
                                                                 ==========          =========


                             SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
                  for the three months ended March 31, 2002 and
     for the period March 9, 2001 (Date of Incorporation) to March 31, 2001 for the period March 9, 2001 (Date of Incorporation) to March 31, 2002
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                         March 9, 2001       March 9, 2001
                                                      Three months      (Date of Incor-     (Date of Incor-
                                                         ended           poration) to       poration) to
                                                        March 31,          March 31,           March 31,
                                                          2002               2001                2002
                                                          ----               ----                ----

Expenses
   Bank charges                                          $        37        $        33         $       151
   Filing fees                                                   320                  -               2,537
   Incorporation costs                                             -                870                 870
   Management fees                                                 -              2,500               5,000
   Mineral property costs                                          -                  -               5,860
   Office and miscellaneous                                      100                  -                 152
   Professional fees                                           4,210              1,500              29,422
   Transfer agent fees                                             -                  -               1,205
                                                          ----------         ----------          ----------
Net loss for the period                                  $     4,667        $     4,903         $    45,197
                                                          ==========         ==========          ==========
Loss per share                                           $      0.00        $      0.01
                                                          ==========         ==========
Weighted average number of shares outstanding              2,500,000            852,273
                                                          ==========         ==========


                             SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                  for the three months ended March 31, 2002 and
     for the period March 9, 2001 (Date of Incorporation) to March 31, 2001 for the period March 9, 2001 (Date of Incorporation) to March 31, 2002
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                               March 9, 2001       March 9, 2001
                                                             Three months     (Date of Incor-     (Date of Incor-
                                                                ended           poration) to       poration) to
                                                              March 31,          March 31,           March 31,
                                                                 2002               2001                2002
                                                              -----------        -----------        ------------
Cash Flows from Operating Activities
   Net loss for the period                                   $(     4,667)      $(     4,903)      $(     45,197)
   Changes in non-cash working capital balances
    related to operations
     Accounts receivable                                              110        (        30)                  -
     Prepaid expenses                                                   -        (     5,000)                  -
     Accounts payable                                               1,246              1,500              17,278
                                                              -----------        -----------        ------------
                                                              (     3,311)       (     8,433)       (     27,919)
                                                              -----------        -----------        ------------
Cash Flows from Financing Activities

   Capital stock subscribed                                             -             12,500              25,000
   Advances from shareholder                                        5,000                  -               5,000
                                                              -----------        -----------        ------------
                                                                    5,000             12,500              30,000
                                                              -----------        -----------        ------------
Increase in cash during the period                                  1,689              4,067               2,081

Cash, beginning of the period                                         392                  -                   -
                                                              -----------        -----------        ------------
Cash, end of the period                                      $      2,081       $      4,067       $      2,081
                                                              ===========        ===========        ============
Supplemental disclosure of cash flow information
 Cash paid for:
     Interest                                                $          -       $          -       $          -
                                                              ===========        ===========        ============
     Income taxes                                            $          -       $          -       $          -
                                                              ===========        ===========        ============


                             SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     for the period March 9, 2001 (Date of Incorporation) to March 31, 2002
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                                             Deficit
                                                                                           Accumulated
                                                 Common Shares            Additional        During the
                                          ----------------------------      Paid-in      Pre-exploration
                                            Number         Par Value        Capital           Stage             Total
                                            ------         ---------        -------           -----             -----
Capital stock for cash - at $0.01             1,250,000    $      1,250    $     11,250      $          -     $    12,500

Net loss for the period ended
 December 31, 2001                                    -               -               -       (    35,627)     (   35,627)
                                              ---------     -----------     -----------       -----------      ----------
Balance, as at December 31, 2001              2,500,000    $      2,500    $     22,500      $(    40,530)    $(   15,530)

Net loss for the period ended
 March 31, 2002                                       -               -               -       (     4,667)     (    4,667)
                                              ---------     -----------     -----------       -----------      ----------
Balance, as at March 31, 2002                 2,500,000    $      2,500    $     22,500      $(    45,197)    $(   20,197)
                                              =========     ===========     ===========       ===========      ==========


                             SEE ACCOMPANYING NOTES

                              BREAM VENTURES, INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 March 31, 2002
                             (STATED IN US DOLLARS)

Note 1        INTERIM REPORTING

              While the information presented in the accompanying interim three months financial statement is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2001 annual financial statements.

Note 2        COMMITMENT

              By a lease agreement dated April 9, 2001 and subsequently amended April 9, 2002, the company was granted the exclusive right to explore, develop and mine the Panorama Project mineral property located in Mineral County of the State of Nevada. The term of the lease is for 20 years with automatic extensions as long as conditions of the lease are met. Minimum royalty payments and performance commitments are as follows:

              Minimum Advance Royalty Payments:

              The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:

              -   $5,000 upon execution (paid);

              -   $1,500 on April 9, 2002 (paid subsequent to March 31, 2002);

              -   $6,000 on October 9, 2002;

              -   $10,000 on April 9, 2003

              -   $10,000 on April 9, 2004

              -   $50,000 on April 9, 2005 and every April 9 thereafter

              The Company can reduce the net smelter return royalty to 0.75% by payment of a buy-out price of $3,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

              Performance Commitment:

              In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

Bream Ventures, Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
March 31, 2002 and December 31, 2001
(STATED IN US DOLLARS) - Page 2


Note 3        COMMON STOCK

              Commitment:

              The company has filed a SB-2 registration statement, which includes an initial public offering of 1,800,000 common shares at $0.05 per share. This offering is subject to regulatory approval and will remain open for up to 90 days from the effective date of offering.

                                BREAM VENTURES, INC.
                         [A Pre-Exploration Stage Company]



                                1,800,000 Shares


                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                              BREAM VENTURES, INC.
                                5277 Marine Drive
                              West Vancouver, B.C.
                                     V7W 2P5



                                                 , 2002

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         1. Article XII of the articles of incorporation of Bream, filed as Exhibit 3.1 to the Registration Statement.

         2. Section 5 of the bylaws of Bream, filed as Exhibit 3.2 to the Registration Statement.

         3. Nevada Revised Statutes, Chapter 78.

         The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Bream responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount*
SEC Registration fee                                            $22.50
Blue sky fees and expenses                                   $1,000.00
Legal fees and expenses                                     $10,000.00
Printing and shipping expenses                               $1,000.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $1,000.00
Total                                                       $18,022.50

* All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

         In connection with the organization of Bream, Anthony England, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid $12,500.00 cash to purchase 1,250,000 shares of common stock on March 16, 2001. Brent Forgeron paid $6,250.00 cash to purchase 625,000 shares of common stock on April 18, 2001. Shane Barber paid $6,250.00 cash to purchase 625,000 shares of common stock on April 18, 2001. These transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the issuer. As a founding shareholder, these shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

ITEM 27. EXHIBITS INDEX.


NUMBER           EXHIBIT NAME
------           ------------
1.1              Subscription Agreement*
1.2              Subscription Agreement of Anthony England*
1.3              Subscription Agreement of Brent Forgeron*
1.4              Subscription Agreement of Shane Barber*
3.1              Articles of Incorporation*
3.2              By-Laws*
4.1              Specimen Stock Certificate*
5.1              Opinion Regarding Legality*
10.1             Mining Lease*
10.2             Mining Claims*
10.3             Amended Mining Lease*
23.1             Consent of Amisano Hanson
23.2             Consent of Kennan E. Kaeder*
23.3             Consent of Edward P. Jucevic*
99.1             Map*


* Previously filed.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and by-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of West Vancouver, B.C., on June 27, 2002.



(Registrant)                       Bream Ventures, Inc.

By (signature and title)           /s/ ANTHONY ENGLAND
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


(signature)                        /s/ ANTHONY ENGLAND
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             June 27, 2002

(signature)                        /s/ ANTHONY ENGLAND
                                   ----------------------------------
(title)                            Principal Financial Officer
(date)                             June 27, 2002

                                INDEX TO EXHIBITS


---------------------------------------------------------------
SEC REFERENCE      TITLE OF DOCUMENT
NUMBER
----------------------------------------------------------------
1.1                Subscription Agreement*
----------------------------------------------------------------
1.2                Subscription Agreement of Anthony England*
----------------------------------------------------------------
1.3                Subscription Agreement of Brent Forgeron*
----------------------------------------------------------------
1.4                Subscription Agreement of Shane Barber*
----------------------------------------------------------------
3.1                Articles of Incorporation*
----------------------------------------------------------------
3.2                Bylaws*
----------------------------------------------------------------
4.1                Specimen Stock Certificate*
----------------------------------------------------------------
5.1                Opinion Regarding Legality*
----------------------------------------------------------------
10.1               Mining Lease*
----------------------------------------------------------------
10.2               Mining Claims*
----------------------------------------------------------------
10.3               Amended Mining Lease*
----------------------------------------------------------------
23.1               Consent of Amisano Hanson
----------------------------------------------------------------
23.2               Consent of Kennan E. Kaeder*
----------------------------------------------------------------
23.3               Consent of Edward P. Jucevic*
----------------------------------------------------------------
99.1               Map*


* Previously filed.